Exhibit 99.1

Hub Group, Inc. Reports Third Quarter 2014 Earnings per Share of $0.49 Excluding One- Time Costs and Non-Cash Impairment Charge

OAK BROOK, IL, October 23, 2014, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended September 30, 2014.

Hub Group reported income of $4.5 million for the third quarter ended September 30, 2014 compared to $18.6 million in the third quarter of 2013.  Hub Group’s diluted earnings per share was $0.12 for the third quarter of 2014.  Hub Group’s pre-tax income included one-time costs of $10.3 million for driver settlements and related costs and a non-cash impairment charge of $11.9 million associated with the write off of software development costs. Excluding the effect of these items, non-GAAP earnings per share was $0.49 for the quarter (see table below).  Non-GAAP earnings per share decreased 2% when compared with the prior year period.  Hub Group’s revenue increased 3% to $913 million.

The Hub segment’s revenue increased 2% to $692 million.  Third quarter intermodal revenue decreased 2% to $461 million.  Truck brokerage revenue was flat at $84 million this quarter.  Third quarter Unyson Logistics revenue increased 18% to $147 million.

The Mode segment’s revenue increased 13% to $245 million.  Operating income was $7 million, an increase of 19% compared to the prior year period.

Hub Group ended the quarter with $93 million in cash.

Yesterday the Board of Directors authorized the purchase of up to $75 million of Hub’s Class A common stock.  The authorization expires December 31, 2015.  Hub intends to make purchases from time to time as market conditions warrant.  Hub intends to hold the repurchased shares in treasury for future use.

CONFERENCE CALL
Hub will hold a conference call at 5:00 p.m. Eastern Time on Thursday, October 23, 2014 to discuss its third quarter results.

Hosting the conference call will be David Yeager, Chief Executive Officer, Mark Yeager, Chief Operating Officer, and Terri Pizzuto, Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 206-4074.  The conference call participant code is 38233721#.  Participants may pre-register for the call at http://www.yourconferencecenter.com/r.aspx?p=1&a=UvoXrefUAYiZbp .   Pre-registrants will be issued a passcode and pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2013 and the report on Form 10-Q for the period ended June 30, 2014.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013

Revenue	$913,386	$882,981	$2,655,765	$2,488,646
Transportation costs	820,190	789,857	2,375,240	2,212,711
Gross margin	93,196	93,124	280,525	275,935

Costs and expenses:
Salaries and benefits	30,868	31,888	103,516	101,473
Agent fees and commissions	16,592	14,557	45,802	41,517
General and administrative	13,868	13,757	43,981	41,676
Depreciation and amortization	1,967	1,627	5,902	4,773
Driver settlements and related costs	10,343	-	10,343	-
Impairment of software	11,881	-	11,881	-
Total costs and expenses	85,519	61,829	221,425	189,439

Operating income	7,677	31,295	59,100	86,496

Other income (expense):
Interest expense	(361)	(323)	(1,166)	(918)
Interest and dividend income	(4)	25	21	69
Other, net	39	(35)	(191)	(23)
Total other (expense) income	(326)	(333)	(1,336)	(872)

Income before provision for income taxes	7,351	30,962	57,764	85,624

Provision for income taxes	2,860	12,362	22,562	33,050

Net income	$4,491	$18,600	$35,202	$52,574

Basic earnings per common share	$0.12	$0.50	$0.96	$1.43

Diluted earnings per common share	$0.12	$0.50	$0.96	$1.42

Basic weighted average number of shares outstanding	36,676	36,873	36,670	36,866

Diluted weighted average number of shares outstanding	36,858	37,050	36,799	36,996

HUB GROUP, INC
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(IN THOUSANDS)

	Three Months				Three Months
	Ended September 30, 2014				Ended September 30, 2013
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$691,835	$245,421	$(23,870)	$913,386	$678,573	$217,424	$(13,016)	$882,981
Transportation costs	627,752	216,308	(23,870)	820,190	611,344	191,529	(13,016)	789,857
Gross margin	64,083	29,113	-	93,196	67,229	25,895	-	93,124

Costs and expenses:
Salaries and benefits	27,428	3,440	-	30,868	28,274	3,614	-	31,888
Agent fees and commissions	15	16,577	-	16,592	425	14,132	-	14,557
General and administrative	12,144	1,724	-	13,868	12,065	1,692	-	13,757
Depreciation and amortization	1,627	340	-	1,967	1,088	539	-	1,627
Driver settlements and related costs	10,343	-	-	10,343	-	-	-	-
Impairment of software	11,881	-	-	11,881	-	-	-	-
Total costs and expenses	63,438	22,081	-	85,519	41,852	19,977	-	61,829

Operating income	$645	$7,032	$-	$7,667	$25,377	$5,918	$-	$31,295

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Nine Months				Nine Months
	Ended September 30, 2014				Ended September 30, 2013
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$2,027,293	$685,865	$(57,393)	$2,655,765	$1,916,149	$608,802	$(36,305)	$2,488,646
Transportation costs	1,828,014	604,619	(57,393)	2,375,240	1,712,314	536,702	(36,305)	2,212,711
Gross margin	199,279	81,246	-	280,525	203,835	72,100	-	275,935

Costs and expenses:
Salaries and benefits	92,812	10,704	-	103,516	90,259	11,214	-	101,473
Agent fees and commissions	31	45,771	-	45,802	1,223	40,294	-	41,517
General and administrative	38,701	5,280	-	43,981	37,101	4,575	-	41,676
Depreciation and amortization	4,682	1,220	-	5,902	3,169	1,604	-	4,773
Driver settlements and related costs	10,343	-	-	10,343			-
Impairment of software	11,881	-	-	11,881
Total costs and expenses	158,450	62,975	-	221,425	131,752	57,687	-	189,439

Operating income	$40,829	$18,271	$-	$59,100	$72,083	$14,413	$-	$86,496

HUB GROUP, INC.
UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Three Months				Nine Months
	Ended, September 30,				Ended, September 30,
	2014	2013	Change $	Change %	2014	2013	Change $	Change %

Diluted GAAP EPS	$0.12	$0.50	$(0.38)	-76.0%	$0.96	$1.42	$(0.46)	-32.4%

Driver settlements and related costs, net of tax	$0.17	$-	$0.17		$0.17	$-	$0.17
Impairment of Software, net of tax	$0.20	$-	$0.20		$0.20	$-	$0.20

Diluted NON-GAAP EPS (adjusted)	$0.49	$0.50	$(0.01)	-2.0%	$1.33	$1.42	$0.09	-6.3%

Diluted Shares	36,858	37,050			36,799	36,996

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact, using our effective tax rate of 39%, of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92,827	$68,964
Accounts receivable trade, net	426,627	371,528
Accounts receivable other	20,572	26,569
Prepaid taxes	6.203	409
Deferred taxes	5,100	5,826
Prepaid expenses and other current assets	19,842	12,738
TOTAL CURRENT ASSETS	571,171	486,034

Restricted investments	21,629	20,754
Property and equipment, net	315,151	260,400
Other intangibles, net	14,758	15,729
Goodwill, net	262,868	263,032
Other assets	3,566	1,994
TOTAL ASSETS	$1,189,143	$1,047,943

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$272,250	$232,350
Accounts payable other	23,336	24,957
Accrued payroll	17,477	17,000
Accrued other	56,449	42,834
Current portion of capital lease	2,679	2,413
Current portion of long term debt	11,559	1,771
TOTAL CURRENT LIABILITIES	383,750	321,325

Long term debt	41,757	6,475
Non-current liabilities	21,793	22,304
Long term portion of capital lease	16,579	18,477
Deferred taxes	125,002	117,835

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2014 and 2013	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2014 and 2013; 36,750,359 shares outstanding in 2014 and 36,626,384 shares outstanding in 2013	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2014 and 2013	7	7
Additional paid-in capital	168,941	167,357
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	573,453	538,251
Accumulated other comprehensive loss	(38)	(85)
Treasury stock; at cost 4,474,433 shares in 2014 and 4,598,408 shares in 2013	(127,055)	(128,957)
TOTAL STOCKHOLDERS' EQUITY	600,262	561,527
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,189,143	$1,047,943

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$35,202	$52,574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,165	15,479
Impairment of software	11,881	-
Deferred taxes	8,288	10,945
Compensation expense related to share-based compensation plans	6,238	5,638
Gain on sale of assets	(20)	(345)
Excess tax benefits from share-based compensation	-	(11)
Changes in operating assets and liabilities:
Restricted investments	(875)	(1,924)
Accounts receivable, net	(49,102)	(57,439)
Prepaid taxes	(5,794)	(504)
Prepaid expenses and other current assets	(7,104)	156
Other assets	(1,572)	(803)
Accounts payable	38,281	55,641
Accrued expenses	2,581	1,330
Non-current liabilities	(534)	1,164
Net cash provided by operating activities	58,635	81,901

Cash flows from investing activities:
Proceeds from sale of equipment	420	1,788
Purchases of property and equipment	(75,881)	(66,079)
Net cash used in investing activities	(75,461)	(64,291)

Cash flows from financing activities:
Proceeds from issuance of debt	49,268	9,120
Repayments of long term debt	(4,198)	(436)
Proceeds from stock options exercised	-	42
Stock tendered for payments of withholding taxes	(3,184)	(2,621)
Purchase of treasury stock	-	(903)
Capital lease payments	(1,632)	(1,733)
Excess tax benefits from share-based compensation	434	310
Net cash provided by financing activities	40,688	3,779

Effect of exchange rate changes on cash and cash equivalents	1	1

Net increase in cash and cash equivalents	23,863	21,390
Cash and cash equivalents beginning of period	68,964	70,760
Cash and cash equivalents end of period	$92,827	$92,150